UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (212) 730-0030

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On October 31, 2006, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), completed its acquisition of Mossimo, Inc., a Delaware corporation (“Mossimo”). Pursuant to an Agreement and Plan of Merger, dated as of March 31, 2006 (the “Merger Agreement”), among the Registrant, Moss Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Acquisition Sub”), Mossimo and Mossimo Giannulli, the founder, majority stockholder and Co-Chief Executive Officer of Mossimo, Mossimo merged with and into Acquisition Sub. In connection with the merger, Acquisition Sub, which continued as the surviving corporation and a wholly-owned subsidiary of the Registrant, changed its name to Mossimo, Inc.

In accordance with the terms of the Merger Agreement, each outstanding share of Mossimo common stock outstanding as of the effective time was converted into the right to receive (i) 0.2271139 of a share of the Registrant’s common stock and (ii) $4.25 in cash. The aggregate consideration paid equaled 3,608,810 shares of the Registrant’s common stock and approximately $67.5 million in cash. In addition, the Registrant may be required to issue, pursuant to certain non-transferable contingent share rights set forth in the Merger Agreement, an aggregate of up to 40,964 additional shares of the Registrant’s common stock to former holders of Mossimo common stock after the first anniversary of the merger if the Registrant’s common stock does not close at or above $18.71 for at least 20 consecutive trading days during the year following the merger.

In connection with the transaction, all of Mossimo’s assets related to the business of marketing, licensing and managing Mossimo’s Mossimo® brands, trademarks, intellectual property and related names worldwide (the “Assets”) were conveyed to Mossimo Holdings, LLC, a Delaware limited liability company and indirect, wholly-owned subsidiary of the Registrant (“Mossimo Holdings”).

On October 31, 2006, Mossimo Holdings entered into a Loan and Security Agreement (the “ Loan and Security Agreement”) with Mossimo Management LLC and Merrill Lynch Mortgage Capital Inc. (“Merrill Lynch”) pursuant to which Merrill Lynch loaned to Mossimo Holdings $90,000,000 (the “Loan”) for a period through the facility termination date of December 18, 2008. The Loan, which bears interest at the Index Rate defined in the Loan and Security Agreement plus 5.125%, is secured by a lien on the Assets. In connection with the transaction, Mossimo Holdings made a distribution of $89,000,000 to its sole member on account of such member’s capital account in Mossimo Holdings, and such member then paid the same amount to the Registrant as a dividend on account of the Registrant’s capital stock in such member. The Registrant used the amount paid to it to fund, together with the existing cash resources of the Registrant and Mossimo, the cash portion of the merger consideration, and to provide for a $33,000,000 payment to Cherokee Inc. pursuant to a termination and settlement agreement with Cherokee (which is more fully described in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2006) in addition to certain royalties owed, as well as to pay certain costs and expenses relating to the consummation of the merger.

The payment of the principal of and interest on the Loan will be made from amounts received by Mossimo Holdings under license agreements with various licensees of the Assets. The Registrant has guaranteed to Merrill Lynch the full and prompt payment when due of the principal of and interest on the Loan pursuant to a Guaranty dated as of October 31, 2006 (the “Guaranty”) made by the Registrant to Merrill Lynch.  Except for the Guaranty, the Registrant is not obligated, and the Registrant’s assets are not available, to pay any amounts with respect to the Loan if amounts received under such license agreements are insufficient to make such payments. Mossimo Holdings’ assets are not available to pay any obligations of the Registrant.

The descriptions of the merger and the Loan, as well as descriptions of the Merger Agreement, the Loan and Security Agreement and the Guaranty (collectively, the “Mossimo Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Mossimo Transaction Documents, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference. Each of the Mossimo Transaction Documents has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. Each of the Merger Agreement and Loan and Security Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Merger Agreement and the Loan and Security Agreement are modified by their underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Loan and Security Agreement and related Guaranty in respect of the financing of the acquisition of Mossimo is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this report.

(d)	Exhibits

Exhibit 2.1*	Agreement and Plan of Merger dated as of March 31, 2006 by and among the Registrant, Moss Acquisition Corp., Mossimo, and Mossimo Giannulli. (1)

Exhibit 10.1	Registration Rights Agreement dated October 31, 2006 by and among the Registrant, Mossimo Giannulli and Edwin Lewis.

Exhibit 10.2*	Loan and Security Agreement dated as of October 31, 2006 among Mossimo Holdings LLC, Mossimo Management LLC, and Merrill Lynch Mortgage Capital Inc., as agent and lender.

Exhibit 10.3	Guaranty dated as of October 31, 2006 by the Registrant in favor of Merrill Lynch Mortgage Capital Inc., as agent.

Exhibit 99.1	Form of global certificate in respect of non-transferable contingent share rights.

Exhibit 99.2	Lock-up Agreement dated October 31, 2006 by and among the Registrant, Moss Acquisition Corp., Mossimo Giannulli and Edwin Lewis.

Exhibit 99.3	Agreement for Creative Director Services dated as of October 31, 2006 by and among the Registrant, Mossimo, Inc. and Mossimo Giannulli.

*
The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

(1)	Previously filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2006 (SEC Accession No. 0000950117-06-001668) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Neil Cole
Neil Cole
President and Chief Executive Officer

Date: November 6, 2006